Exhibit 24
POWER OF ATTORNEY
Know all by these presents, that the undersigned, Andrew Wolfe, hereby constitutes and appoints John T. Hanson and Megan Wynne, and each of them acting individually, as the undersigned’s true and lawful attorneys-in-fact to:
(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Turtle Beach Corporation (the “Company”), Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Securities EXCHANGE Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of April, 2024.

/s/ Andrew Wolfe
Andrew Wolfe

SEC FILING ELECTRONIC SIGNATURE ATTESTATION

Whereas, the undersigned is or may become a signatory to certain documents (“SEC Filings”) that are filed electronically with the U.S. Securities and Exchange Commission (the “SEC”);
Whereas, in accordance with Rule 302(a) of Regulation S-T, required signatures to electronic submissions made to the SEC must be typed;
Whereas, pursuant to Rule 302(b)(1) of Regulation S-T, each signatory to an electronic filing must manually or electronically sign a signature page or other document authenticating, acknowledging, or otherwise adopting his or her signature that appears in typed form within the electronic filing (“authentication document”);
Whereas, pursuant to Rule 302(b)(2) of Regulation S-T, before a signatory may electronically sign an authentication document, such signatory must manually sign a document making the attestation set forth below; and
Whereas, the undersigned desires to sign authentication documents electronically;
Now, Therefore, The Undersigned Hereby Attests That:
When using electronic signatures for purposes of signing authentication documents, the undersigned agrees that the use of such electronic signature constitutes the legal equivalent of the undersigned’s manual signature for purposes of authenticating the signature to any SEC Filing for which it is provided.
The undersigned will retain this attestation for as long as the undersigned may use an electronic signature to sign an authentication document pursuant to Rule 302 of Regulation S‑T and for a period of seven years after the date of the most recent electronically signed authentication document.

Signature:	/s/ Andrew Wolfe

Name:	Andrew Wolfe

Title:	Director, Turtle Beach Corporation

Date:	04/03/2024